EXHIBIT 5.1
[Dorsey and Whitney LLP Letterhead]
December 19, 2008
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, MN 55344
          Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to ADC Telecommunications, Inc., a Minnesota corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, of up to 100,000 shares of the Company’s common stock, par value $.20 per share (the “Shares”), to be offered from time to time by the Company pursuant to its ADCInvestDirect direct stock purchase plan (the “Plan”).
     For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
     Our opinion expressed above is limited to the laws of the State of Minnesota and the federal laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Validity of Common Shares” in the prospectus comprising a part of the Registration Statement.
Very truly yours,
/s/ Dorsey & Whitney LLP
JLS